RESTATED BY-LAWS
                     (as amended through February 13, 1998)
                                       of
                        LIBERTY FINANCIAL COMPANIES, INC.
                       (Formerly known as "New LFC, Inc.)

                       Section 1. ARTICLES OF ORGANIZATION

         The name and purposes of the corporation shall be as set forth in the Restated Articles of Organization of the corporation (the "Articles of Organization"). These By-laws, the powers of the corporation and of its directors and stockholders, or of any class of stockholders if there shall be more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization as from time to time in effect. Capitalized terms used in these By-laws which are defined in the Articles of Organization are used in these By-laws with the meanings so defined.

                             Section 2. STOCKHOLDERS

         2.1. Annual Meeting./1/ The annual meeting of stockholders shall be held at 11:00 a.m. on the second Monday in May in each year (unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday) or at such other date and time as shall be determined from time to time by the board of directors. Purposes for which an annual meeting is to be held, additional to those prescribed by law, by the Articles of Organization or by these By-laws, may be specified by the president or by the directors.

         2.2. Special Meetings. A special meeting of the stockholders may be called at any time by the chairman of the board of directors, the chief executive officer, the president or the board of directors. A special meeting of the stockholders shall be called by the clerk, or in the case of the death, absence, incapacity or refusal of the clerk, by an assistant clerk or some other officer, upon application of the chairman of the board of directors, the chief executive officer, the president or a majority of the directors or the holders of shares of Voting Stock representing not less than sixty-seven percent (67%) of the combined voting power of the then outstanding shares of Voting Stock entitled to vote generally in elections of directors (or such lesser percentage of shares entitled by law which cannot be modified by these By-laws to call a special meeting of the stockholders). Any such application shall state the purpose or purposes of the proposed meeting. Any such call shall state the place, date, hour and purposes of the meeting.
---------------------------------

/1/ (Section 2.1 was amended (i) on August 9, 1995 by a vote of the Board of Directors, changing the meeting date from the third Wednesday in May to the second Wednesday in May and (ii) on February 13, 1998 by a vote of the Board of Directors, changing the meeting date to the second Monday in May.)

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         2.3. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the corporation in Massachusetts or, to the extent permitted by the Articles of Organization, at such other place within the United States as shall be fixed by the chairman of the board of directors, the chief executive officer, the president or the board of directors. Any adjourned session of any meeting of the stockholders shall be held at the same city or town as the initial session, or within Massachusetts, in either case at the place designated in the vote of adjournment.

         2.4. Notice of Meetings. Except as otherwise provided by law, a written notice of each meeting of stockholders stating the place, day and hour thereof and the purposes for which the meeting is called shall be given not less then ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat, and to each stockholder who, by law, by the Articles of Organization or by these By-laws, is entitled to notice, by leaving such notice with him or at his residence or usual place of business, or by depositing it in the United States mail, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the clerk, or by an officer or person designated by the board of directors. As to any adjourned session of any meeting of stockholders, notice of the adjourned session of any meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment was taken except that if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is set for the adjourned session, notice of any such adjourned session of the meeting shall be given in the manner heretofore described.

         No notice of any meeting of stockholders or any adjourned session thereof need be given to a stockholder if a written waiver of notice, executed before or after the meeting or such adjourned session by such stockholder, is filed with the records of the meeting or if the stockholder attends such meeting without objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders or any adjourned session thereof need be specified in any written waiver of notice.

         2.5. Business at Meetings. Unless otherwise determined by the board of directors prior to a meeting of the stockholders, the chairman of such meeting, determined in accordance with these By-laws, shall determine the order of business and shall have the authority in his discretion to regulate the conduct of such meeting, including, without limitation, to impose restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend such meeting, to regulate and restrict the making of statements or asking of questions at such meeting and to cause the removal from such meeting of any person who has disrupted or appears likely to disrupt the proceedings at such meeting.

         At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. If a stockholder is entitled under applicable law to propose that an item of business be brought before an annual meeting of stockholders, such stockholder shall be required to make such proposal in accordance with the following procedures: The stockholder shall give timely notice thereof in writing to the clerk of the corporation and the

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stockholder must be a stockholder of record at the time such notice is given. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that the date of the meeting is not publicly announced by the corporation by mail, press release or otherwise more than seventy (70) days prior to the meeting, notice by the stockholder to be timely must be delivered to the clerk of the corporation not later than the close of business on the tenth (10th) day following the day on which such announcement of the date of the meeting was made.

         A stockholder's notice to the clerk shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business,
(c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material financial interest of the stockholder in such business. As provided in Section 2.2 hereof, holders of the requisite amount of shares of Voting Stock may apply to call a special meeting of stockholders. Such application shall state, inter alia, the purpose or purposes of the proposed meeting and the holders making such application shall provide, with respect to each matter such holders propose to bring before the meeting, the information specified by the second immediately preceding sentence.

         The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.5, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.

         2.6. Quorum of Stockholders. At any meeting of the stockholders, a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except when a larger quorum is required by law, by the Articles of Organization or by these By-laws. Stock owned directly or indirectly by the corporation, if any, shall not be deemed outstanding for this purpose. Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         2.7. Action by Vote. When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles or Organization or by these By-laws. No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election or unless directed by the presiding officer at the meeting.


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         2.8. Voting. Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. The corporation shall not, directly or indirectly, vote any share of its own stock.

         2.9. Proxies. To the extent permitted by law, stockholders entitled to vote may vote either in person or by proxy. Except to the extent permitted by law, no proxy dated more than six (6) months before the meeting named therein shall be valid. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

                          Section 3. BOARD OF DIRECTORS

         3.1. Number. Except as otherwise provided in the Articles of Organization, a board of directors of not more than twenty-six (26) nor less than three (3) directors, the exact number of directors to be determined from time to time by the directors, divided into classes and elected for terms as provided in the Articles of Organization, shall be elected at the annual meeting of the stockholders by such stockholders as have the right to vote at such election. Subject to the foregoing limitations and the requirements of the Articles of Organization, the number of directors may be increased at any time or from time to time to any number of not more than thirty (30) by the directors by vote of a majority of the directors then in office. The number of directors may be decreased to any number not less than three (3) at any time or from time to time by the directors by a vote of a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors.

         3.2. Notification of Nominations. Except as otherwise provided in the Articles of Organization, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the clerk accompanied by a petition signed by at least 100 record holders of capital stock of the corporation which shows the class and number of shares held by each person and which represent in the aggregate at least one percent (1%) of the combined voting power of the then outstanding shares of Voting Stock entitled to vote generally in the election of directors.

         To be timely, notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, to be timely, notice by the stockholder must be received at the principal executive offices not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made.



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         To be in proper written form, a stockholder's notice shall set forth in writing (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (or any successor rules or regulations), including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) as to the stockholder giving the notice (x) the name and address, as they appear on the corporation's books, of such stockholder, and (y) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the clerk the information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a stockholder seeks to nominate one or more directors, the clerk shall determine whether a stockholder has complied with this Section 3.2. If the clerk shall determine that a stockholder has not complied with this Section 3.2, the clerk shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and the chairman of the meeting shall so declare to the meeting and the defective nomination shall be disregarded.

         3.3. Tenure. The directors shall hold office as provided in the Articles of Organization.

         3.4. Powers. Except as reserved to the stockholders by law, by the Articles of Organization or by these By-laws, the business of the corporation shall be managed by the directors who shall have and may exercise all the powers of the corporation. In particular, and without limiting the generality of the foregoing, the directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

         3.5. Vacancies. Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective. The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or the Articles of Organization or of these By-laws as to the number of directors required for a quorum or for any vote or other actions.

         3.6. Committees. The directors may, by vote of a majority of the directors then in office, elect from their number such committees and delegate to such committees some or all of the powers of the directors except those which by law, by the Articles of Organization or by these By-Laws they are prohibited from delegating. Such committees shall serve at the pleasure of the

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board of directors. Except as the directors may otherwise determine, any committee of the board of directors may make rules for the conduct of its business, but unless otherwise provided by the directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the conduct of business by the directors.

         3.7. Executive Committee. The board of directors may designate an executive committee of the board of directors, which shall have and may exercise, in the interval between meetings of the board of directors, all of the powers of the board of directors and the management of the business and affairs of the corporation, except that such committee shall not have such power or authority in reference to amending the Articles of Organization, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or revocation of a dissolution, or amending the by-laws of the corporation, or to declare a dividend, to authorize the issuance of stock of the corporation, or to authorize and affirm any action requiring the affirmative vote of more than a majority of the directors then in office.

         3.8. Compensation Committee. The board of directors may designate a compensation committee of the board of directors, which shall be empowered to fix the salaries and other compensation of the officers of the corporation and shall have the powers and authority vested in it by any compensation or incentive plan of the corporation with respect to officers and employees and such other power and authority as determined by the board of directors.

         3.9. Stock Option Plan Committee. The board of directors may designate a stock option plan committee of the board of directors, which shall be empowered to grant options to eligible directors, officers and key employees of the corporation and its affiliates and determine the terms thereof and shall perform such other duties as determined by the board of directors.

         3.10. Audit Committee. The board of directors may designate an audit committee of the board of directors, which shall be empowered to recommend to the board of directors the selection of independent certified public accountants, shall review the scope and terms of the audit and recommendations of such accountant concerning the financial practices and procedures of the corporation and shall report to the board of directors thereon and shall perform such other duties as determined by the board of directors.

         3.11. Regular Meetings. Regular meetings of the directors may be held without call or notice at such places and at such times as the directors may from time to time determine, provided that reasonable notice of the first regular meeting following any such determination shall be given to absent directors. A regular meeting of the directors may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

         3.12. Special Meetings. Special meetings of the directors may be held at any time and at any place designated in the call of the meeting, when called by the chairman of the board, if any, the chief executive officer, the president or the treasurer or by two or more directors, reasonable

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notice thereof being given to each director by the secretary or an assistant secretary, or, if there be none, by the clerk or an assistant clerk, or by the officer or one of the directors calling the meeting.

         3.13. Notice. It shall be sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram or facsimile transmission at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         3.14. Quorum. At any meeting of the directors a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         3.15. Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization or by these By-laws.

         3.16. Action by Writing. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

         3.17. Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                               Section 4. OFFICERS

         4.1. Enumeration. The officers of the corporation shall consist of a president, a treasurer and a clerk. The board of directors may select such additional officers, including, without limitation, a chairman of the board of directors, a chief executive officer, a chief financial officer, a controller, a secretary and one or more executive vice presidents, vice presidents or assistant vice presidents, assistant treasurers, assistant clerks, assistant secretaries, and assistant controllers as the board of directors may from time to time determine, and such additional officers shall have such authority and perform such duties as may from time to time be prescribed by the board of
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         4.2. Qualifications. No officer need be a stockholder or a director.
The same person may hold at the same time one or more offices unless otherwise provided by law. The clerk shall be a resident of Massachusetts unless the corporation shall have a resident agent. Any officer may be required by the board of directors to give a bond for the faithful performance of his duties in such form and with such sureties as the board may determine.

         4.3. Elections. The president, treasurer and clerk shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders. All other officers shall be chosen or appointed by the board of directors.

         4.4. Term. Except as otherwise provided by law, by the Articles of Organization or by these By-laws, the president, treasurer and clerk shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified. All other officers shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders, unless a shorter time is specified in the vote choosing or appointing such officer or officers.

         4.5. Certain Duties and Powers. The officers designated below, subject at all times to these By-laws and to the direction and control of the board of directors, shall have and may exercise the respective duties and powers set forth below:

                      The Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall, when present, preside at all meetings of the board of directors and shall perform such other duties as may be imposed by law, these By-laws or by the board of directors.

                      The Chief Executive Officer. The chief executive officer shall have general charge and oversight of the business and affairs of the corporation and shall enforce and execute the orders and instructions of the board of directors. In the absence of the chairman of the board of directors, he shall, when present, preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors.

                      The President. The president shall be the chief operating officer of the corporation and shall have general operating charge of its business subject to the direction of the board of directors, the chairman of the board of directors and the chief executive officer. In the absence of the chairman of the board of directors and the chief executive officer, he shall, when present, preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors.

                      The Vice Presidents. The board of directors may designate any vice president to exercise the powers and discharge the duties of the chief executive officer or the chief operating officer during the absence or inability to act of both the chairman of the board of directors and the president. A vice president not specifically designated as aforesaid shall have such powers and discharge such duties

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         as may be from time to time conferred or imposed upon him by the board of directors, the chairman of the board of directors, the chief executive officer or the president.

                      The Treasurer. The treasurer shall cause to be kept accurate books of account.

                      The Clerk. The clerk shall keep a record of all proceedings of the stockholders and, if there be no secretary, shall also keep a record of all proceedings of the board of directors. In the absence of the clerk from any meeting of the stockholders or, if there be no secretary, from any meeting of the board of directors, an assistant clerk, if there be one, otherwise a clerk pro tempore designated by the person presiding at the meeting, shall perform the duties of the clerk at such meeting.

                      The Secretary. The secretary, if there be one, shall keep a record of all proceedings of the board of directors. In the absence of the secretary, if there be one, from any meeting of the board of directors, an assistant secretary, if there be one, otherwise a secretary pro tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting.

         4.6. Other Duties and Powers. Each officer, subject at all times to these By-laws and to the direction and control of the board of directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these By-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time prescribe.

                      Section 5. RESIGNATIONS AND REMOVALS

         Any director or officer may resign at any time by delivering his or her resignation in writing to the chairman of the board of directors, if any, the chief executive officer, the president, the treasurer or the clerk or to a meeting of the directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in each case the necessity of it being accepted unless the resignation shall so state. The directors may be removed only as provided in the Articles of Organization. The directors may remove any officer elected or appointed by them with or without cause by the vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard by the board of directors or by a standing or special committee of the board of directors designated for the purpose.

         Except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation, no director or officer resigning and no director or officer removed shall have any right to any compensation as such director or officer for any period following his or her resignation or removal, or any right to damages on account of

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such removal, whether his or her compensation be by the month or by the year or otherwise; unless, in the case of a resignation, the directors, or in the case of a removal, the body acting on the removal, shall in their or its discretion provide for compensation.

                              Section 6. VACANCIES

         The directors shall elect a successor if the office of the president, treasurer or clerk becomes vacant and may elect a successor if any other office becomes vacant. Each such successor shall hold office for the unexpired term and in the case of the president, treasurer and clerk until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified. Any vacancy of a directorship shall be filled as specified in Section 3.5 of these By-laws.

                            Section 7. CAPITAL STOCK

         7.1. Number and Par Value. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be as stated in the Articles of Organization.

         7.2. Shares Represented by Certificates and Uncertificated Shares. The board of directors may provide by resolution that some or all of any or all classes and series of shares shall be uncertificated shares. Unless such a resolution has been adopted, a stockholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, be prescribed from time to time by the directors. Such certificate shall be signed by the chairman of the board of directors, if any, the chief executive officer, the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

         7.3. Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the directors may prescribe.

                     Section 8. TRANSFER OF SHARES OF STOCK

         8.1. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the directors or the transfer agent of the corporation may reasonably require. Except as may be otherwise required by


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law, by the Articles of Organization or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-laws.

         It shall be the duty of each stockholder to notify the corporation of his post office address.

         8.2. Record Date and Closing Transfer Books. The directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or making of any distribution to stockholders or the last date on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed:

                  (1) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given; and

                  (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors acts with respect thereto.

                            Section 9. CORPORATE SEAL

         The seal of the corporation shall, subject to alteration by the directors, consist of a flat- faced circular die with the word "Massachusetts", together with the name of the corporation and the year of its organization, cut or engraved thereon.

                         Section 10. EXECUTION OF PAPERS

         Except as the directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed by the chairman of the board of directors, if any, the chief executive officer, the president, a vice president or the treasurer.


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Amended and Restated Bylaws:
Liberty Financial Companies, Inc.        11-12                           2/13/98

                             Section 11. FISCAL YEAR

         The fiscal year of the corporation shall end on December 31.

                        Section 12. BUSINESS COMBINATIONS

         The provisions of Chapter 110F of the Massachusetts General Laws shall not apply to any business combination (as defined in said Chapter 110F) involving the corporation effected subsequent to March 24, 1996, or to any business combination involving the corporation and Liberty Mutual.

                     Section 13. CONTROL SHARE ACQUISITIONS

         The provisions of Chapter 110D of the Massachusetts General Laws shall not apply to any control share acquisition (as defined in said Chapter 110D) involving the corporation.

                             Section 14. AMENDMENTS

         These By-laws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the stockholders, or if there shall be two or more classes or series of stock entitled to vote on the question, by vote of each such class or series. The affirmative vote of a majority of the total number of votes of the then outstanding shares of Voting Stock, voting together as a single class shall be required for any alteration, amendment or repeal of Section 2.2, Section 2.5, Section 3.1, Section 3.2,
Section 3.5, the third sentence of Section 5, Section 12, Section 13 or this
Section 14.

         These By-laws may also be altered, amended or repealed by vote of the majority of the directors then in office, except with respect to any provision which by law, the Articles of Organization or these By-laws requires action by the stockholders. Action by the stockholders is required to amend, alter or repeal this Section 14 so as to increase the power of the directors, or to reduce the power of the stockholders, to amend, alter or repeal these By-laws. The directors shall not take any action with respect to the alteration, amendment or repeal of these By-laws which would provide for indemnification of directors, unless permitted by law.

         Any By-law altered, amended or repealed by the directors may be further altered or amended or reinstated by the stockholders in the above manner.






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Amended and Restated Bylaws:
Liberty Financial Companies, Inc.        12-12                           2/13/98